The following terms and conditions are a translation of the terms and conditions in Swedish. In the event of any differences between this translation and the Swedish original, the terms and conditions in Swedish shall govern.

     Terms and conditions for Investor AB's warrants 1996/1999 for the purchase of class B shares in Scania Aktiebolag

                                   Section 1.
Definitions

As used in these terms and conditions, the following terms shall have the meanings set forth below.


"Bank"               Skandinaviska Enskilda Banken AB (publ);

"Banking Day"        A day which is not a Sunday or other
                     public holiday or, with respect to the
                     payment of promissory notes, is not deemed to be the equivalent of a public holiday;

"Company"            Scania Aktiebolag (publ), registration no. 556184-8564;

"Exercise Price"     The price at which purchase of shares in Scania Aktiebolag may take place;

"Investor"           Investor Aktiebolag (publ), registration no. 556013-8298;

"share"              A share in Scania Aktiebolag;

"Warrant"            The right to purchase class B shares in Scania Aktiebolag
                     pursuant to these terms and conditions

"VPC"                Vardepapperscentralen VPC Aktiebolag;


                                   Section 2.

Warrants, Securities Register, etc.

     The number of Warrants shall not be greater than 199,444,364.

     The Warrants shall be registered by VPC in a securities register pursuant to Chapter 9 of the Share Accounts Act (SFS 1989:827) and, consequently, no physical securities will be issued.

     Investor agrees to transfer shares in the Company to registered holders of Warrants in accordance with these terms and conditions.

                                   Section 3.

Registration Procedure

     The Warrants are registered on behalf of the Warrant holder in the account set forth in the securities register. Registrations regarding Warrants based upon procedures pursuant to sections 6, 7, 8 and 11 below shall be carried out by the Bank. Other registration procedures regarding the account may be executed by the Bank or another account operator.

                                   Section 4.

The Status of Warrant Holders

     A Warrant does not entitle the holder to any of the rights to which shareholders of the Company are entitled, such as voting rights, rights to dividends, the right to participate in securities issues or the right to receive purchase rights or other similar rights. All such rights with respect to shares in the Company which are subject to issued Warrants shall, where Investor is the owner of the shares, vest in, and be exercised by, Investor.

                                   Section 5.

The Right To Purchase Shares

     Holders of Warrants shall have the right, for every five Warrants, to purchase one class B share in the Company at an Exercise Price of o kronor per share.* Re-calculation of the Exercise Price and, where applicable, the number of shares which holders of Warrants are entitled to purchase, and certain other changes, may take place under the circumstances set forth in section 8 below. Purchases may only be made of the entire number of shares to which the total number of Warrants, which are registered through a particular account operator and which a single Warrant holder wishes to exercise simultaneously, entitle the holder to purchase. Where possible, excess Warrants or excess portions thereof which cannot be utilised in conjunction with such purchases will, through the auspices of the Bank, be sold on behalf of the purchaser in conjunction with applications for purchase and excess amounts will, after deduction of the Bank's costs and fees in conjunction with the sale, be thereafter disbursed to the purchaser.

                                   Section 6.

Application For Purchase

     Applications for the purchase of shares may be made during the period commencing on June 5, 1996 up to and including June 4, 1999, or the prior Expiration Date for applications for purchase which may be determined in the circumstances set forth in section 8(J) and (K) below.

     To make an application for purchase, a completed application, using the specified form, must be submitted to the Bank or another account operator for forwarding to the Bank for registration. Applications for purchase shall be deemed to have been made on the Banking Day on which the application form is received by the Bank not later than 12:00 noon.

     Immediately following application, a contract note is prepared between Investor and the purchaser in respect of the purchase of the shares subject to the application.

     Applications for purchase are binding and may not be revoked by the purchaser.

     Where an application for purchase is not made within the period, and in the manner set forth above, all rights pursuant to the Warrant shall terminate.

--------
     *The exercise price will correspond to the offering price pursuant to investor's offer in conjunction with the listing of Scania. The offering price is to be determined through a book-building process and it is estimated that it will be published on or about April 1, 1996.

                                   Section 7.

Payment

     Payment for shares which are acquired through the exercise of Warrants shall be made in cash on the settlement date set forth in the contract note.

     Once payment is made, the purchaser is registered in the account indicated as the owner of the shares which are subject to the exercised Warrant.

     The Warrant holder shall - with the exception of general income tax which may be levied on Investor - make payment of any taxes or fees which may be payable as a consequence of the holding, transfer, or exercise of the Warrant under Swedish or foreign legislation or the decisions of Swedish or foreign governmental authorities.

                                   Section 8.

Re-Calculation of the Exercise Price, Etc.

     The following shall apply with respect to the rights vested in holders of Warrants in the event the share capital of the Company is increased or reduced or convertible debentures or debentures with warrants are issued or the Company is dissolved or merged into another company and in certain other circumstances (where the term "re-calculated number of shares" as used below includes the re-calculated fraction of a share):

A. Where the Company carries out a bonus issue of shares, a re-calculated Exercise Price and a re-calculated number of shares which each Warrant entitles the holder to purchase shall be applied in relation to purchases which are made at such time as the acquired share does not entitle the holder to receive a bonus share. Re-calculation shall be made by the Bank according to the following formulas:


                                    previous Exercise Price x the number
re-calculated Exercise Price     =  of shares prior to the bonus issue
                                    ------------------------------------------
                                    the number of shares after the bonus issue


                                    previous number of shares which the
re-calculated number of shares      Warrant entitled the holder to purchase x
which each Warrant entitles the  =  the number of shares after the bonus issue
holder to purchase                  ------------------------------------------
                                    number of shares prior to the bonus issue

     Where re-calculation is made pursuant to the above, as a consequence of a bonus issue of shares in which shares are issued of a type other than those which are subject to the Warrants, Investor shall be entitled, to the extent that the number of shares which the Warrants entitle the holder to purchase have increased as a consequence of the bonus issue, to deliver shares of such type for the performance of Investor's obligations pursuant to these terms and conditions.

B. Where the Company undertakes a reverse share split or a share split, a corresponding re-calculation of the Exercise Price and of the number of shares to which each Warrant entitles the holder to purchase shall be carried out by the Bank in accordance with the same principles which apply to a re-calculation as a consequence of a bonus issue pursuant to sub-section A above.

C. I. Where the Company carries out a new issue of shares covered by the preemptive rights for shareholders to subscribe for new shares in exchange for a cash payment, a re-calculated Exercise Price and re-calculated number of shares which each Warrant entitles the holder to purchase shall be applied in relation to purchases which are made at such time as the acquired share does not entitle the holder to participate in the share issue. Re-calculation shall be made by the Bank according to the following formulas:


                                    previous Exercise Price x
                                    the average stock exchange
                                    price of the share during
                                    the subscription period set
                                    forth in the resolution
                                    approving the issue (the
re-calculated Exercise Price     =  average price of the share)
                                    --------------------------------------------
                                    the average price of the share increased by the theoretical value of the subscription right calculated on the basis thereof previous number of shares which the
                                    Warrant entitled the holder to purchase
re-calculated number of shares      x (the average price of the share increased
which each Warrant entitles the     by the theoretical value of the subscription
holder to purchase               =  right calculated on the basis thereof)
                                    --------------------------------------------
                                    the average price of the share

     The average price of the share shall be deemed to be equivalent to the average of the calculated mean values, for each trading day during the subscription period, of the highest and lowest transaction price according to Stockholm Fondbors official price list. In the event no transaction price is quoted, the ask price which is quoted as the closing price shall form the basis of the calculation. Days on which no transaction price or ask price is quoted shall not be counted for the purposes of the calculation.

          The theoretical value of the subscription right shall be calculated according to the following formula:

                                    the maximum number of new
                                    shares which may be issued
                                    pursuant to the resolution
                                    approving the issue x (the
                                    average price of the share
                                    reduced by the subscription
value of subscription right      =  price or the new share)
                                    --------------------------------------------
                                    number of shares prior to the adoption of the resolution approving the issue

     In the event that a negative value is arrived at in the above-stated calculation, the theoretical value of the subscription right shall be deemed to be zero.

          The re-calculated Exercise Price and re-calculated number of shares as set forth above shall be determined by the Bank two Banking Days after the expiration of the subscription period and shall apply to purchases made after such time.

          Subject to Warrant holders being given notice thereof, in the manner prescribed in section 10 below, within 10 Banking Days after the day on which the Company's board of directors makes public the intention to make the issue, Investor shall be entitled, instead of applying a re-calculation of the number of shares which each Warrant entitles the holder to purchase, in accordance with the above, to pay a cash amount in kronor to the Warrant holders, for each Warrant, corresponding to the value of the difference between the re-calculated number of shares and the previous number of shares which each Warrant entitles the holder to purchase. The value shall be calculated by the bank according to the following formula:


                     ----------------------
                     previous number of            average stock exchange price
                     shares which each             for the Warrant during a
cash amount =  (I-   Warrant entitles the          period of 25 trading days
                     holder to purchase   )        immediately prior to the day
                     ----------------------     x  on which the Company's board
                     the above re-calculated       of directors makes public the
                     number of shares which        intention to make the issue
                     each Warrant entitles the     (the average price of the
                     holder to purchase            Warrant)


     The average price of the Warrant shall be deemed to be equivalent to the average of the calculated mean values, for each trading day during the period indicated of 25 trading days, of the highest and lower transaction price according to Stockholm Fondbors' official price list. In the event no transaction price is quoted, the ask price which is quoted as the closing price shall form the basis of the calculation. Days on which no transaction price or ask price is quoted shall not be counted for the purposes of the calculation.

          The cash amount calculated in accordance with the above shall be determined by the Bank as soon as possible after the re-calculated number of shares, according to the first paragraph above, has been possible to determine, and shall be paid, on the fifteenth Banking Day thereafter, to persons who, on the tenth Banking Day after such determination, are registered as holders of Warrants.

     II. Where the Company carries out an issue pursuant to Chapter 5 of the Swedish Companies Act with cash payment and subject to preemptive rights of shareholders, a re-calculated Exercise Price and re-calculated number of shares which each Warrant entitles the holder to purchase shall be applied in relation to purchases which are made at such time as the acquired share does not entitle the holder to participate in the share issue. Re-calculation shall be made by the Bank according to the following formulas:


                                    previous Exercise Price x
                                    the average stock exchange
                                    price of the share during
                                    the subscription period set
                                    forth in the resolution
                                    approving the issue (the
re-calculated Exercise Price     =  average price of the share)
                                    --------------------------------------------
                                    the average price of the share increased by the value of the subscription right previous number of shares which the
                                    Warrant entitled the holder to purchase
re-calculated number of shares      x (the average price of the share increased
which each Warrant entitles      =  by the value of the subscription right)
the holder to purchase              --------------------------------------------
                                    the average price of the share

     The average price of the share is calculated in accordance with the provisions set forth in sub-section C.I. above.

          The value of the subscription right shall be deemed to be equivalent to the average of the calculated mean values, for each trading day during the subscription period, of the highest and lowest transaction price according to Stockholm Fondbors' official price list. In the event no transaction price is quoted, the ask price which is quoted as the closing price shall form the basis of the calculation. Days on which no transaction price or ask price is quoted shall not be counted for the purposes of the calculation.

          The re-calculated Exercise Price and re-calculated number of shares as set forth above shall be determined by the Bank two Banking Days after the expiration of the subscription period and shall apply to purchases made after such time.

          Subject to Warrant holders being given notice hereof, in the manner prescribed in section 10 below, within 10 Banking Days after the day on which the Company's board of directors makes public the intention to make the issue, Investor shall be entitled, instead of applying a re-calculation of the number of shares which each Warrant entitles the holder to purchase, in accordance with the above, to pay a cash amount in kronor to the Warrant holders, for each Warrant, corresponding to the value of the difference between the re-calculated number of shares and the previous number of shares which each Warrant entitles the holder to purchase. The value shall be calculated by the bank according to the following formula:


                     previous number of            average stock exchange price
                     shares which each             for the Warrant during a
                     Warrant entitles the          period of 25 trading days
cash amount =  (I -  holder to purchase       )    immediately prior to the day
                     -------------------------- x  on which the Company's board
                     the above re-calculated       of directors makes public
                     number of shares which        the intention to make the
                     each Warrant entitles         issue (the average price of
                     the holder to purchase        the Warrant)


     The average price of the Warrant is calculated in accordance with the provisions set forth in sub-section C.I. above.

          The cash amount calculated in accordance with the above shall be determined by the Bank as soon as possible after the re-calculated number of shares, according to the first paragraph above, has been possible to determine, and shall be paid, on the fifteenth Banking Day thereafter, to persons who, on the tenth Banking Day after such determination, are registered as holders of Warrants.

D. In the event the Company, under circumstances other than those set forth in sub-sections A-C above, directs an offer to the shareholders, based upon preemptive rights pursuant to the principles set forth in Chapter 4, section 2 of the Swedish Companies Act, to purchase securities or rights of any sort from the Company or where the Company resolves, pursuant to the above-stated provisions, to distribute to its shareholders such securities or rights without consideration (the offer), Investor shall resolve to compensate holders of Warrants therefore, in accordance with one of the alternatives a), b) or c), below. The application of either alternative b) or c) shall, however, be subject to notice that this will occur being given to Warrant holders, in the manner prescribed in section 10 below, within 10 Banking Days after the day on which the Company's board of directors makes public the intention to make the offer to the shareholders.

     a) With respect to purchases which are made at such time that shares which are thereby acquired do not entitle the holder to participate in the offer, a re-calculated Exercise Price as well as a re-calculation of the number of shares which each Warrant entitles the holder to purchase shall be applied. The re-calculations shall be made by the Bank in accordance with the following formulas:

                                      previous Exercise Price x the average
                                      stock exchange price for the share during
                                      the application period set forth in the
    re-calculated Exercise Price =    offer (the average price of the share)
                                      -----------------------------------------
                                      the average price of the share increased
                                      by the value of the right to participate
                                      in the offer (the value of the purchase
                                      right)
                                    previous number of shares which the
     re-calculated number           Warrant entitled the holder to purchase
     of shares which each        =  x (the average price of the share
     Warrant entitles the           increased by the value of the purchase
     holder to purchase             right)
                                    ----------------------------------------
                                    the average price of the share


          The average price of the share is calculated in accordance with the provisions set forth in sub-section C.I. above.

               In the event the shareholders received purchase rights and trading in such rights has taken place, the value of the right to participate in the offer shall be deemed to be equivalent to the value of the purchase right. The value of the purchase right in such circumstances shall be deemed to be equivalent to the average of the calculated mean values, for each trading day during the application period, of the highest and lowest transaction price according to Stockholm Fondbors' official price list. In the event no transaction price is quoted, the ask price which is quoted as the closing price shall form the basis of such calculation. Days on which no transaction price or ask price is quoted shall not be counted for the purposes of such calculation.

               In the event the shareholders have not received purchase rights or where such trading in purchase rights as specified in the first paragraph has otherwise not taken place, re-calculation of the Exercise Price and the number of shares shall take place in combination with the application, to the greatest extent possible, of the principles set forth in this sub-section D, whereupon the following principles shall apply. Where the securities or rights which are offered to the shareholders are listed, the value of the right to participate in the offer shall be deemed to be the average of the calculated mean values, for each trading day during a period of 25 trading days commencing on the first day for listing, of the highest and lowest transaction price during the day for transactions in these securities or rights on the Stockholm Stock Exchange, where applicable decreased by any consideration paid for such securities or rights in conjunction with the offer. In the event no transaction price is quoted, the ask price which is quoted as the closing price shall form the basis of such calculation. Days on which no transaction price or ask price is quoted shall not be counted for the purposes of such calculation. Upon re-calculation of the Exercise Price and the number of shares pursuant to this paragraph, the above-stated period of 25 trading days shall be deemed to be the equivalent of the application period set forth in the offer, in accordance with the first paragraph of this sub-section D. In the event that the securities or rights which are offered to the shareholders are not listed, the value of the right to participate in the offer shall, to the greatest extent possible, be determined based upon the change in market value regarding the Company's shares which is deemed to have arisen as a consequence of the offer.

               The Exercise Price which has been re-calculated pursuant to the above is to be determined by the Bank as soon as possible after the value of the right to participate in the offer has been calculated and shall be applied to purchases which are made after such a determination.

               Subject to Warrant holders being given notice hereof, in the manner prescribed in section 10 below, within 10 Banking Days after the day on which the Company's board of directors makes public the intention to make the offer, Investor shall be entitled, instead of applying a re-calculation of the number of shares which each Warrant entitles the holder to purchase, in accordance with the above, to pay a cash amount in kronor to the Warrant holders, for each Warrant, corresponding to the value of the difference between the re-calculated number of shares and the previous number of shares which each Warrant entitles the holder to purchase. The value shall be calculated by the Bank according to the following formula:

                      previous number of            average stock exchange price
                      shares which each             for the Warrant during a
                      Warrant entitles the          period of 25 trading days
cash amount  =  (I -  holder to purchase            immediately prior to the day
                      -----------------------)  x   on which the Company's board
                      the above re-calculated       of directors makes public
                      number of shares which        the intention to direct the
                      each Warrant entitles         offer to the shareholders
                      the holder to purchase        (the average price of the
                                                    Warrant)

          The average price of the Warrant is calculated in accordance with the provisions set forth in sub-section C.I. above.

          The cash amount calculated in accordance with the above shall be determined by the Bank as soon as possible after the re-calculated number of shares, according to the first paragraph above, has been possible to determine, and shall be paid, on the fifteenth Banking Day thereafter, to persons who, on the tenth Banking Day after such determination, are registered as holders of Warrants.

     b) If the offer involves an offer to the shareholders of the Company to purchase securities or rights of any sort which are quoted or which, in conjunction with the offer, will be quoted on the Stockholm Stock Exchange, a re-calculated Exercise Price, a re-calculation of the number of shares which each Warrant entitles the holder to purchase, and the value of such Warrants as are obtained without consideration being paid by Warrant holders, entitling them to purchase securities or rights covered by the offer, shall be taken into account in the context of purchases which are made at such time that shares which are thereby acquired, do not entitle the holder to participate in the offer. The re-calculations shall be made by the Bank in accordance with the following formulas:


                                    previous Exercise Price x the average
                                    stock exchange price for the share during
                                    the application period set forth in the
   re-calculated Exercise Price  =  offer (the average price of the share)
                                    -------------------------------------------
                                    the average price of the share increased by the value of the right to participate in the offer (the value of the purchase right)

          re-calculated number      previous number of shares which each
          of shares which each   =  Warrant entitled the holder to purchase
          Warrant entitles the      x (the average price of the share reduced
          holder to purchase        by the consideration which, pursuant to
                                    the offer, is to be paid for each share in
                                    the Company in order to obtain a new
                                    security or right)
                                    --------------------------------------------
                                    the average price of the share

          The average price of the share as well as the value of the purchase price is calculated in accordance with the provisions set forth in sub-section C.I. above, as well as in this sub-section D. point a), above.

               A new Warrant will be acquired, without consideration, for each existing Warrant. The terms and conditions for such new Warrants shall, in all material respects, be the same as the terms and conditions applying to existing Warrants.

               Re-calculation of the number of securities or rights which each new Warrant entitles the holder to purchase shall be made by the Bank according to the following formula:


     number of securities or        number of shares in the Company which
     rights which each new          each existing Warrant entitles the holder
     Warrant entitles the holder =  to purchase
     to purchase                    --------------------------------------------
                                    number of shares in the Company which,
                                    according to the offer, is required in order to obtain a new security or right


          Calculation of the Exercise Price according to the terms and conditions applying with respect to new Warrants shall be made by the Bank according to the following formula:


                                    previous Exercise Price for existing
                                    Warrants x (the value of the right to
                                    participate in the offer (the value of the
                                    purchase right), where applicable,
                                    increased by the consideration which,
                                    according to the offer, is to be paid for
                                    each share held in the Company in order to
                                    obtain a new security or a new right) x
                                    the number of shares in the Company which,
                                    according to the offer, is required in
                                    order to obtain a new security or right
    Exercise Price according to  =  -------------------------------------------
    the terms and conditions for    average stock exchange price for the share
    new Warrants                    during the application period set forth in
                                    the offer (the average price of the share) increased by the value of the purchase right

          The average price of the share as well as the value of the purchase right is calculated in accordance with the provisions set forth in sub-section C.I. above, as well as in the sub-section D. point a), above.

               The Exercise Price and number of shares as well as the number of securities or rights each new Warrant entitles the holder to purchase, and the Exercise Price according to the terms and conditions for new Warrants which are re-calculated pursuant to the above, shall be determined by the Bank as soon as possible after the value of the right to participate in the offer can be determined and shall be applied to purchases made after that determination has taken place.

          The new Warrants shall be listed on the Stockholm Stock Exchange. New Warrants shall be registered, as soon as possible, in the account set forth in the securities register in which existing Warrants are registered in accordance with section 3 above. Notice concerning when such registration will take place shall be sent to Warrant holders in the manner indicated in section 10, below, not later than on the tenth Banking Day prior to the day on which registration takes place.

     c) With respect to purchases which are made at such time that shares which are thereby acquired do not entitle the holder to participate in the offer, the Warrants shall entitle the holder to purchase both shares in the Company as well as securities or rights of any sort covered by the offer. The number of shares in the Company, and securities or rights, respectively, which the Warrant entitles the holder to purchase, shall be determined by the Bank and shall, after being rounded-off to two decimal places, correspond to the ratio between the shares in the Company and new securities or rights according to the terms of the offer.

E. In the event it is resolved to pay a cash dividend to the shareholders of the Company under which such shareholders are to receive a dividend which, together with other cash dividends paid during the same fiscal year, exceeds 10 percent of the average price of the share during a period of 25 trading days prior to the date on which the board of directors makes public its intention to submit a proposal to the shareholders' meeting in respect of such dividend, a re-calculated Exercise Price and a re-calculation of the number of shares which each Warrant entitles the holder to purchase, shall be applied to purchases which are made at such a time as the shares which are thereby acquired do not entitle the holder to receive such dividends. Re-calculation shall be based on that portion of the total cash dividend which exceeds 10 percent of the average price of the share during the above- stated period ("extra-ordinary dividend"). Re-calculation shall be made by the Bank in accordance with the following formulas:


                                    previous Exercise Price x the average
                                    stock exchange price for the share during
                                    a period of 25 trading days calculated as
                                    from the day on which the share is listed
   re-calculated Exercise Price  =  without any right to extra-ordinary dividend (the average price of the share)
                                    -------------------------------------------
                                    the average price of the share increased by the extra-ordinary dividend which is paid per share


            re-calculated number    previous number of shares which the
            of shares which each    Warrant entitled the holder to purchase
            Warrant entitles the =  x (the average price of the share increased
            holder to purchase      by the extra-ordinary dividend paid per
                                    share)
                                    --------------------------------------------
                                    the average price of the share

     The average price of the share shall be deemed to be equivalent to the average of the calculated mean values, on each trading day during the respective 25 trading day periods, of the highest and lowest transaction price according to Stockholm Fondbors' official price list. In the event no transaction price is quoted, the ask price which is quoted as the closing price shall form the basis of the calculation. Days on which no transaction price or ask price is quoted shall not be counted for the purposes of the calculation.

          The re-calculated Exercise Price and the re-calculated number of shares, pursuant to the above, shall be determined by the Bank two Banking Days after the expiration of the above-stated period of 25 trading days calculated from the day on which the share is listed without any right to the extra-ordinary dividend and shall be applied to purchases which are made after such time.

F. I. In the event the Company's share capital is reduced through a reduction in the nominal amount of the shares with repayment to the shareholders, and the reduction is compulsory, a re-calculated Exercise Price and a recalculation of the number of shares which the Warrant entitles the holder to purchase, shall be applied. The recalculation shall be carried out by the Bank in accordance with the following formulas:

                                    previous Exercise Price x the average
                                    stock exchange price for the share during
                                    a period of 25 trading days calculated
  re-calculated Exercise Price   =  from the day on which the share is listed
                                    without any right to participate in the
                                    reduction (the average price of the share)
                                    -------------------------------------------
                                    the average price of the share increased by the amount repaid for each share

  re-calculated number              previous number of shares which the
  of shares which each              Warrant entitled the holder to purchase
  Warrant entitles the           =  x (the average price of the share increased
  holder to purchase                by the amount repaid for each share)
                                    -------------------------------------------
                                    the average price of the share


     The average price of the share is calculated in accordance with the provisions set forth in sub-section C.I. above.

          The re-calculated Exercise Price and re-calculated number of shares, pursuant to the above, shall be determined by the Bank two Banking Days after the expiration of the above-stated period of 25 trading days, and shall be applied to purchases made after such time.

          Subject to the Warrant holders being given notice hereof, in the manner prescribed in section 10 below, within 10 Banking Days after the day on which the Company's board of directors makes public the intention to carry out the reduction, Investor shall be entitled, instead of applying a re-calculation of the number of shares which each Warrant entitles the holder to purchase, in accordance with the above, to pay a cash amount in kronor to the Warrant holders, for each Warrant, corresponding to the value of the difference between the re-calculated number of shares and the previous number of shares which each Warrant entitles the holder to purchase. The value shall be calculated by the Bank according to the following formula:


                    previous number of         average stock exchange price for
                    shares which each          the Warrant during a period of
                    Warrant entitles the       25 trading days immediately prior
cash amount = (I -  holder to purchase )    x  to the day on which the
                    -----------------------    Company's board of directors
                    the above re-calculated    makes public the intention to
                    number of shares which     carry out the reduction (the
                    each Warrant entitles      average price of the Warrant)
                    the holder to purchase


     The average price of the Warrant is calculated in accordance with the provisions set forth in subsection C.1. above.

          The cash amount calculated in accordance with the above shall be determined by the Bank as soon as possible after the re-calculated number of shares, according to the first paragraph above, has been possible to determine, and shall be paid, on the fifteenth Banking Day thereafter, to persons who, on the tenth Banking Day after such determination, are registered as holders of Warrants.

     II. In the event the Company's share capital is reduced through a redemption of shares with repayment to the shareholders, and the reduction is compulsory, a re-calculated Exercise Price and a re-calculation of the number of shares which the Warrant entitles the holder to purchase, shall be applied by the Bank. The re-calculation shall be carried out by the Bank in accordance with the following formulas:

                                    previous Exercise Price x the average
                                    stock exchange price of the share during a
                                    period of 25 trading days calculated as
  re-calculated Exercise Price   =  from the day on which the share is listed
                                    without any right to participate in the
                                    reduction (the average price of the share)
                                    -------------------------------------------
                                    the average price of the share increased by the amount repaid for each share

  re-calculated number              previous number of shares which the
  of shares which each              Warrant entitled the holder to purchase
  Warrant entitles the           =  x (the average price of the share increased
  holder to purchase                by the amount repaid for each share)
                                    -------------------------------------------
                                    the average price of the share

     The average price of the share is calculated in accordance with the provisions set forth in sub-section C.I. above.

          In carrying out the re-calculations according to the above, instead of using the actual amount which is repaid for each share, an amount calculated as follows shall be applied:


                                    the actual amount repaid for each
                                    redeemed share reduced by the average
                                    stock exchange price for the share during
                                    a period of 25 trading days immediately
     calculated amount to be        prior to the day on which the share is
     repaid for each share       =  listed without any right to participate in
                                    the reduction (the average price of the
                                    share
                                    -------------------------------------------
                                    the number of shares of the Company
                                    which entitle the redemption of one share, reduced by I

     The average price of the share is calculated in accordance with the provisions set forth in sub-section C.I. above

          The re-calculated Exercise Price and re-calculated number of shares, pursuant to the above, shall be determined by the Bank two Banking Days after the expiration of the above-stated period of 25 trading days and shall be applied to purchases made after such time.

          Subject to Warrant holders being given notice hereof, in the manner prescribed in section 10 below, within 10 Banking Days after the day on which the Company's board of directors makes public the intention to carry out the reduction, Investor shall be entitled, instead of applying a re-calculation of the number of shares which each Warrant entitles the holder to purchase, in accordance with the above, to apply a new re-calculation of the number of shares as well as to pay a cash amount in kronor to the Warrant holders, for each Warrant, corresponding to the value of the difference between the above re-calculated number of shares with each Warrant entitles the holders to purchase. The re-calculation of the number of shares which each Warrant entitles the holders to purchase, shall be determined by the Bank according to the following formulas:

                                    number of shares prior to the reduction
     newly re-calculated number     which each Warrant entitles the holder to
     of shares which each           purchase x the number of shares after the
     Warrant entitles the holder =  reduction
     to purchase                    ------------------------------------------
                                    the number of shares prior to the
                                    reduction

     The value shall be calculated by the Bank according to the following formula:

                   newly re-calculated         average stock exchange price for
                   number of shares which      the Warrant during a period of
                   each Warrant entitles       25 trading days immediately prior
cash amount = (I - the holder to purchase ) x  to the day on which the
                   ------------------------    Company's board of directors
                   the above re-calculated     makes public the intention to
                   number of shares which      carry out the reduction (the
                   each Warrant entitles       average price of the Warrant)
                   the holder to purchase

     The average price of the Warrant is calculated in accordance with the provisions set forth in sub-section C.I. above.

          The newly re-calculated number of shares and the cash amount calculated in accordance with the above shall be determined by the Bank as soon as possible after the re-calculated number of shares, according to the first paragraph above, has been possible to determine, and the cash amount in question shall be paid, on the fifteenth Banking Day thereafter, to persons who, on the tenth Banking Day after such determination, are registered as holders of Warrants.

     In the event the Company's share capital is reduced through a redemption of shares with repayment to the shareholders, and the reduction is not compulsory, but where, in the opinion of the Bank, the reduction, in consideration of its technical design and financial effects, is equivalent to a reduction which is compulsory, recalculation of the Exercise Price and the number of shares shall take place by applying, to the greatest extent possible, the principles set forth in this sub-section F.

G. Warrant holders shall be notified in the manner set forth in section 10 below in respect of re-calculation, or other changes, as specified in sub-sections A-F above.

H. Where the Company carries out procedures as specified in sub-sections A - F above and where, in the opinion of the Bank, application of the re-calculation formula intended for such circumstances cannot, because of the technical nature of the procedures or due to other reasons, take place or would result in the economic compensation to the Warrant holders being unfair, the Bank shall, provided that the board of directors of Investor provides its written consent thereto, carry out a re-calculation of the Exercise Price and, where applicable, the number of shares which each Warrant entitles the holder to purchase, in the manner which the Bank deems appropriate in order that such re-calculation provide a fair result.

I. Re-calculation may not be made where such would result in an increase in the Exercise Price or a negative value in circumstances other than those set forth in sub-section B or sub-section F above. Upon re-calculation pursuant to the above, the Exercise Price shall be rounded-off to the nearest whole ten ore, with each five ore or more being rounded-off upwards and the number of shares, or parts of shares, being rounded-off to two decimal places.

J. In the event shares subject to Warrants become the object of compulsory redemption procedures pursuant to Chapter 14, sections 31-35 of the Swedish Companies Act, the Bank shall, in the event that the final day for application for purchase pursuant to section 6 above occurs later than 30 days from the publication of such demand for compulsory redemption, determine a new expiration date for applications for purchase which date shall occur prior to the expiration of the above-stated period.

K. The provisions set forth in sub-section J regarding the final day for applications for purchase shall apply, mutatis mutandis, in the event a plan for merger is prepared pursuant to which the Company shall be merged into another company, or where it is resolved to place the Company in liquidation or bankruptcy. In the above-stated circumstances, the time period shall be calculated from such time as it is made public that a plan of merger has been prepared or that a resolution to place the Company in liquidation or bankruptcy has been adopted.

                                   Section 9.

Nominees

Any person who has received authorisation pursuant to Chapter 3, section10, second paragraph of the Swedish Companies Act to be registered in the Company's share register on behalf of a shareholder who is domiciled outside of Sweden, shall have the right to be registered on an account in the securities register as the holder of the Warrants in place of the owner of the Warrants which are subject to the nominee agreement. Such nominees shall be deemed to be Warrant holders for the purposes of these terms and conditions.

                                   Section 10.

Notices

Notices regarding Warrants shall be given to each registered Warrant holder and other rights holder who is recorded in an account in the securities register and shall be published in not less than one Stockholm daily newspaper.

                                   Section 11.

Amendments to These Terms and Conditions

The Bank shall have the right to enter into agreements with Investor, on behalf of the Warrant holders, in respect of amendments to these terms and conditions to the extent required by legislation, decisions of courts or governmental authorities, or where, in the opinion of the Bank, it is otherwise appropriate for practical reasons or necessary in light of the circumstances and the rights of the Warrant holders are not in any material respect adversely affected. Any such agreements shall be approved by the board of directors of Investor acting on behalf of the company.

                                   Section 12.

The Right to Represent the Warrant Holders

The Bank shall have the right, without any separate agreement with the Warrant holders, to represent the Warrant holders before courts or governmental authorities in matters of a formal nature which relate to the Warrants.

                                   Section 13.

Confidentiality

Neither the Bank, Investor, nor VPC may make any unauthorised disclosure to any third party of any information regarding the holders of Warrants. The Company shall, however, be entitled to receive, upon request, information from Investor regarding holders of Warrants.

                                   Section 14.

Limitations of the Bank's and VPC's Liability

With respect to the Bank's and VPC's obligations and regarding VPC subject to the provisions of the Share Accounts Act, neither the Bank nor VPC shall be liable for loss which results from Swedish or foreign legislation, the decisions of Swedish or foreign government agencies, acts of war, strikes, blockades, boycotts, lockouts or other similar circumstances. The reservation regarding strikes, blockades, boycotts and lockouts shall apply even where the Bank or VPC itself is the object of such action or causes such action to be taken.

     Neither the Bank nor VPC shall be obligated to provide compensation for loss arising as a result of other causes where the Bank or VPC has acted with normal care. The Bank shall not be liable for indirect damage.

In the event the Bank or VPC is prevented, as a consequence of a circumstance specified in the first paragraph, from carrying out a measure, such measure may be postponed until such time as the cause for delay has been removed.

                                   Section 15.

United States

Neither the Warrants, nor the shares delivered upon exercise thereof, have been registered or will be registered under the United States Securities Act of 1933 (the "Securities Act") and they may be offered or sold in the United States or to U.S. Persons (as defined below) except pursuant to an exemption from the registrations requirements of the Securities Act.

     Exercise of the Warrants in the United States or by U.S. Persons may constitute a transaction requiring registration under the Securities Act or an exemption from such registration requirements. Accordingly, unless otherwise determined by Investor in its sole discretion and effected in a manner that complies with U.S. securities laws, the Warrants may not be exercised in the United States or by any U.S. Person.

     Except as aforesaid, Investor will treat as invalid any exercise (i) that appears to Investor, or any of its agents, to have been executed in or despatched from or paid for with funds transferred from the United States, or
(ii) that provides an address in the United States for delivery of any notice of confirmation or for the person exercising rights pursuant to such exercise form, or (iii) which does not make the representation set out under the caption headed "Important Information" in the exercise form, or (iv) which Investor, in its discretion, otherwise believes to be from the United States or from a U.S. Person.

     As used herein, "United States" means the United States of America, its territories and possessions, any state of the United States and the District of Columbia and "U.S. Person" has the meaning set forth in Regulation S under the Securities Act.

                                   Section 16.

Other Jurisdictions

No action has been taken or will be taken in any jurisdiction other than Sweden by Investor to permit the exercise of the Warrants in circumstances where any action is required to be taken by Investor or the Company to comply with applicable law or regulation. Accordingly, Investor reserves the right, in its sole discretion, to treat as invalid any exercise that would require any such action or result in any violation of any such law or regulation.

                                   Section 17.

Applicable Law, Forum

These terms and conditions, together with any related legal issues, shall be governed by the laws of Sweden.

     Any proceedings in respect of Warrants shall be commenced in the Stockholm District Court.